EASTMAN CHEMICAL COMPANY - EMN	December 6, 2005

_________________________________

CHANGE IN CONTROL AGREEMENT

BETWEEN

_________________

AND

EASTMAN CHEMICAL COMPANY

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EASTMAN CHEMICAL COMPANY - EMN	December 6, 2005

CHANGE IN CONTROL AGREEMENT

1. Certain Definitions

2. Change in Control

3. Employment Period

4. Terms of Employment

(a)Position and Duties

(b)Compensation

5. Termination of Employment

(a)Death, Retirement or Disability

(b)Cause

(c)Good Reason

(d)Notice of Termination

(e)Date of Termination

6. Obligations of the Company upon Termination

(a)Termination by Executive for Good Reason; Termination by the Company other than for Cause or Disability

(b)Death, Disability or Retirement

(c)Cause; Other than for Good Reason

7. Non-exclusivity of Rights

8. Full Settlement; No Mitigation

9. Costs of Enforcement

10. Certain Additional Payments by the Company

11. Confidential Information

12. Arbitration

13. Successors

14. Miscellaneous

(a)Governing Law

(b)Captions

(c)Amendments

(d)Notices

(e)Severability

(f)Withholding

(g)Waivers

(h)Status Before and After Effective Date

(i)Indemnification

(j)Related Agreements

(k)Action by the Company or the Board

(l)Counterparts

EASTMAN CHEMICAL COMPANY - EMN	December 6, 2005

CHANGE IN CONTROL AGREEMENT

AGREEMENT by and between Eastman Chemical Company, a Delaware corporation (the “Company”) and ________________(“Executive”), dated as of the 1st day of December, 2005.

The Board of Directors of the Company (the “Board”), has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of Executive by virtue of the personal uncertainties and risks created by a threatened or pending Change in Control and to encourage Executive’s full attention and dedication to the Company currently and in the event of any threatened or pending Change in Control, and to provide Executive with compensation and benefits arrangements upon a Change in Control. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Certain Definitions.

(a) The “Effective Date” shall mean the first date during the Change in Control Period (as defined in Section l(b)) on which a Change in Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change in Control occurs and if Executive’s employment with the Company is terminated (either by the Company without Cause or by Executive for Good Reason, as provided later in this Agreement) within six (6) months prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Agreement the “Effective Date” shall mean the date immediately prior to the date of such termination of employment.

(b) The “Change in Control Period” shall mean the period commencing on the date hereof and ending on the third anniversary of the date hereof; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the “Renewal Date”), unless previously terminated, the Change in Control Period shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to Executive that the Change in Control Period shall not be so extended.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying proposed or final regulations, as applicable.

2. Change in Control. For the purposes of this Agreement, a “Change in Control” shall mean the occurrence of any of the following events:

(a) individuals who, as of December 1, 2005, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after December 1, 2005 and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (such term for purposes of this definition being as defined in Section 3(a)(9) of the Exchange Act of 1934, as amended (“Exchange Act”), and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(b) any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (b), the following acquisitions shall not constitute a Change in Control: (i) an acquisition directly from the Company, (ii) an acquisition by the Company or a subsidiary of the Company, or (iii) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company; or

(c) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (i) the Company or any subsidiary of the Company, (ii) the Surviving Corporation or its ultimate parent corporation, or (iii) any employee benefit plan or related trust sponsored or maintained by any of the foregoing) is the beneficial owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d) approval by the shareowners of the Company of a complete liquidation or dissolution of the Company.

3. Employment Period. The Company hereby agrees to continue Executive in its employ, and Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the second anniversary of such date (the “Employment Period”).

4. Terms of Employment.

(a) Position and Duties.

(i) During the Employment Period, (A) Executive’s position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Effective Date, and (B) Executive’s services shall be performed at the location where Executive was employed immediately preceding the Effective Date or any office or location less than 50 miles from such location.

(ii) During the Employment Period, and excluding any periods of vacation and sick leave to which Executive is entitled, Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to Executive hereunder, to use Executive’s reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of Executive’s responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of Executive’s responsibilities to the Company.

(b) Compensation.

(i) Base Salary. During the Employment Period, Executive shall receive an annual base salary (“Annual Base Salary”) at a rate at least equal to the rate of base salary in effect on the date of this Agreement or, if greater, on the Effective Date, paid or payable (including any base salary which has been earned but deferred) to Executive by the Company and its affiliated companies. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as used in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term “affiliated companies” shall include any company controlled by, controlling or under common control with the Company.

(ii) Annual Bonus. In addition to Annual Base Salary, Executive shall be awarded for each fiscal year ending during the Employment Period an annual target bonus opportunity in cash at least equal to Executive’s target bonus opportunity for the last full fiscal year prior to the Effective Date (annualized in the event that Executive was not employed by the Company for the whole of such fiscal year) (the “Target Annual Bonus”).

(iii) Incentive, Savings and Retirement Plans. During the Employment Period, Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide Executive with incentive opportunities, savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Effective Date or if more favorable to Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

(iv) Welfare Benefit Plans. During the Employment Period, Executive and/or Executive’s eligible dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies to the extent applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

(v) Expenses, Fringe Benefits and Paid Time Off. During the Employment Period, Executive shall be entitled to expense reimbursement, fringe benefits and paid time off in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

5. Termination of Employment.

(a) Death, Retirement or Disability. Executive’s employment shall terminate automatically upon Executive’s death or Retirement during the Employment Period. For purposes of this Agreement, “Retirement” shall mean retirement that would entitle Executive to normal retirement benefits under the Company’s then-current retirement plans. If the Company determines in good faith that the Disability of Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to Executive written notice of its intention to terminate Executive’s employment. In such event, Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such written notice by Executive (the “Disability Effective Date”), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive’s duties. For purposes of this Agreement, “Disability” has the meaning assigned such term in the Company's long-term disability plan, from time to time in effect. At the request of Executive or his personal representative, the Company’s determination that the Disability of Executive has occurred shall be certified by two physicians mutually agreed upon by Executive, or his personal representative, and the Company. Failing such independent certification (if so requested by Executive), Executive’s termination shall be deemed a termination by the Company without Cause and not a termination by reason of his Disability.

(b) Cause. The Company may terminate Executive’s employment during the Employment Period for Cause. For purposes of this Agreement, “Cause” shall mean:

(i) a material breach by Executive of any provision of this Agreement;

(ii) the conviction of Executive of any criminal act that the Board shall, in its sole and absolute discretion, deem to constitute Cause for purposes of this Agreement;

(iii) material breach by Executive of published Company code of conduct or code of ethics; or

(iv) conduct by Executive in his office with the Company that is grossly inappropriate and demonstrably likely to lead to material injury to the Company, as determined by the Board acting reasonably and in good faith;

provided, however, that in the case of clauses (i), (iii) and (iv) above, such conduct shall not constitute Cause unless the Company shall have delivered to Executive notice setting forth with specificity (x) the conduct deemed to qualify as Cause, (y) reasonable action, if any, that would remedy such objection, and (z) if such conduct is of a nature that may be remedied, a reasonable time (not less than thirty (30) days) within which Executive may take such remedial action, and Executive shall not have taken such specified remedial action to the satisfaction of the Compensation and Management Development Committee of the Board of Directors of the Company within such specified reasonable time.

(c) Good Reason. Executive’s employment may be terminated by Executive for Good Reason. For purposes of this Agreement, “Good Reason” shall mean, without the written consent of Executive:

(i) the assignment to Executive of any duties materially inconsistent with Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect immediately prior to the Effective Date, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

(ii) a reduction by the Company in Executive’s Base Salary or Target Annual Bonus, as in effect immediately prior to the Effective Date, as the same may be increased from time to time;

(iii) any failure by the Company to comply with any of the other provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

(iv) the Company’s requiring Executive to be based at any office or location other than as provided in Section 4(a)(i)(B) hereof;

(v) any failure by the Company to comply with and satisfy Section 13(c) of this Agreement; or

(vi) the material breach by the Company of any other provision of this Agreement;

Good Reason shall not include Executive’s death, Disability or Retirement. Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. A termination by Executive shall not constitute termination for Good Reason unless Executive shall first have delivered to the Company, within 90 days of the occurrence of the event giving rise to Good Reason, written notice setting forth with specificity the occurrence deemed to give rise to a right to terminate for Good Reason, and there shall have passed a reasonable time (not less than 60 days) within which the Company may take action to correct, rescind or otherwise substantially reverse the occurrence supporting termination for Good Reason as identified by Executive.

(d) Notice of Termination. Any termination by the Company or Executive shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 14(d) of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive’s or the Company’s rights hereunder.

(e) Date of Termination. “Date of Termination” means (i) if the Executive’s employment is terminated by the Executive for Good Reason, the date specified in the Notice of Termination, which may not be less than 60 days after the date of delivery of the Notice of Termination; provided that the Company may specify any earlier Date of Termination, (ii) if the Executive’s employment is terminated by the Company for Cause, the date specified in the Notice of Termination, which in the case of a termination for Cause as defined in Section 5(b) may not be less than 30 days after the date of delivery of the Notice of Termination, (iii) if the Executive’s employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination or any later date specified in such notice, and (iv) if the Executive’s employment is terminated by reason of death, Disability or Retirement, the Date of Termination shall be the date of death or Retirement of the Executive or the Disability Effective Date, as the case may be.

6. Obligations of the Company upon Termination. To the extent required to comply with Section 409A of the Code, as determined by the Company’s outside counsel, one or more payments under this Section 6 shall be delayed to the six month anniversary of the date of Executive’s "separation from service", within the meaning of Code Section 409A.

(a) Termination by Executive for Good Reason; Termination by the Company other than for Cause or Disability. If, during the Employment Period the Company shall terminate Executive’s employment other than for Cause or Disability, or Executive shall terminate employment for Good Reason, then:

(i) the Company shall pay to Executive in a single lump sum cash payment within 30 days after the Date of Termination, the aggregate of the following amounts:

A. the sum of (1) Executive’s Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the Executive’s Target Annual Bonus for the year in which the Date of Termination occurs, and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and (3) any accrued vacation pay to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2) and (3) shall be hereinafter referred to as the “Accrued Obligations”); and
B. a severance payment (the “Severance Payment”) equal to three times the sum of Executive’s Annual Base Salary and Target Annual Bonus for the year in which the Date of Termination occurs; and

(ii) the Company shall continue to provide, for 36 months after the Date of Termination (the “Welfare Benefits Continuation Period”), or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, any group health benefits to which Executive and/or Executive’s eligible dependents would otherwise be entitled to continue under COBRA, or benefits substantially equivalent to those group health benefits which would have been provided to them in accordance with the welfare plans described in Section 4(b)(iv) of this Agreement if Executive’s employment had not been terminated, provided, however, that (A) if Executive becomes employed with another employer (including self-employment) and receives group health benefits under another employer provided plan, the Company’s obligation to provide group health benefits described herein shall cease, except as otherwise provided by law; (B) the Welfare Benefits Continuation Period shall run concurrently with any period for which Executive is eligible to elect health coverage under COBRA; and (C) if and to the extent required to prevent a violation of Section 409A of the Code, Executive will pay the entire cost of such coverage for the first six months after the Date of Termination and the Company will reimburse Executive for the Company’s share of such costs on the six-month anniversary of Executive’s “separation from service” as defined in Section 409A of the Code; and

(iii) Executive shall be fully vested as of the Date of Termination in any benefits under the Company’s Eastman Retirement Assistance Plan ("ERAP"), the Company's Unfunded Retirement Income Plan, and the Company’s Excess Retirement Income Plan (hereinafter referred to collectively as the “Retirement Plan”). Any Retirement Plan benefits that are exempt from Section 409A of the Code due to having been fully vested as of December 31, 2004, and any Retirement Plan benefits that became vested between December 31, 2004 and the day before the Date of Termination, shall be distributed to Executive in accordance with the terms of the applicable Retirement Plan. The Company shall pay to Executive, within 30 days after the Date of Termination any Retirement Plan benefits that became vested as of the Date of Termination pursuant to this Section 6(a)(iii) plus an additional Retirement Plan benefit equal to the actuarial equivalent of the excess of (A) minus (B) where (A) equals the amount of the retirement benefits (determined as a straight life annuity payable to Executive on his normal retirement date) to which Executive would have been entitled under the terms of the Retirement Plan as if Executive had accumulated three additional years of total service as defined in ERAP and Executive’s age was increased by three years, and where (B) equals the amount of the retirement benefits (determined as a straight life annuity payable to Executive on Executive’s normal retirement date), to which Executive actually is entitled pursuant to the provisions of the Retirement Plan. For purposes of this subparagraph (iii), “actuarial equivalent” shall be determined using the same methods and assumptions used under the Retirement Plan for computing a lump sum payment as of the date of distribution to Executive under this Agreement; and

(iv) the terms and conditions of the Company's long-term incentive plans and any applicable award agreements thereunder shall control with respect to the vesting of any options or other awards thereunder then held by Executive; and

(v) To the extent not theretofore paid or provided, the Company shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”).

(b) Death, Disability or Retirement. If Executive’s employment is terminated by reason of Executive’s death, Disability or Retirement during the Employment Period, this Agreement shall terminate without further obligations to Executive or Executive’s legal representatives under this Agreement, other than the obligation to pay Executive’s Annual Base Salary through the Date of Termination and any accrued vacation pay to the extent then unpaid. Executive or Executive’s estate and/or beneficiaries shall be entitled to receive benefits under such plans, programs, practices and policies relating to death, disability or retirement benefits, if any, and any Other Benefits (as defined in Section 6(a)(v) hereof) as are applicable to Executive on the Date of Termination, in each case to the extent then unpaid.

(c) Cause; Other than for Good Reason. If Executive’s employment shall be terminated for Cause during the Employment Period, or if Executive voluntarily terminates employment during the Employment Period other than for Good Reason, this Agreement shall terminate without further obligations to Executive under this Agreement other than the obligation to pay Executive’s Annual Base Salary through the Date of Termination and any accrued vacation pay to the extent then unpaid. Executive shall be entitled to receive any Other Benefits (as defined in Section 6(a)(v) hereof) as are applicable to Executive on the Date of Termination, to the extent then unpaid.

7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive’s continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which Executive may qualify, nor, subject to Section 14(j), shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

8. Full Settlement; No Mitigation. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Executive obtains other employment.

9. Costs of Enforcement. The Company shall reimburse Executive, on a current basis, for all reasonable legal fees and related expenses incurred by Executive in connection with this Agreement, including without limitation, (i) all such fees and expenses, if any, incurred by Executive in contesting or disputing any termination of Executive’s employment after the Effective Date, or (ii) Executive’s seeking to obtain or enforce any right or benefit provided by this Agreement, in each case, regardless of whether or not Executive’s claim is upheld by an arbitral panel or a court of competent jurisdiction; provided, however, Executive shall be required to repay to the Company any such amounts to the extent that an arbitral panel or a court issues a final and non-appealable order, judgment, decree or award setting forth the determination that the position taken by Executive was frivolous or advanced by Executive in bad faith. In addition, Executive shall be entitled to be paid all reasonable legal fees and expenses, if any, incurred in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit hereunder. All such payments shall be made within five (5) business days after delivery of Executive’s respective written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

10. Certain Additional Payments by the Company.

(a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 10) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

Notwithstanding the foregoing provisions of this Section 10(a), if it shall be determined that Executive would be entitled to a Gross-Up Payment under Section 10(a), but that Executive, after taking into account the Payments and the Gross-Up Payment, would not receive a net after-tax benefit of at least $75,000 (taking into account both income and employment taxes and any Excise Tax) as compared to the net after-tax proceeds to Executive if he had received only the Safe Harbor Amount (as defined below), then the Company shall not pay Executive a Gross-Up Payment, and the Payments due under this Agreement shall be reduced so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount; provided, that if even after all Payments due under this Agreement are reduced to zero, the Parachute Value of all Payments would still exceed the Safe Harbor Amount, then no reduction of any Payments shall be made and the Gross-Up Payment shall be made. The reduction of the Payments due hereunder, if applicable, shall be made by first reducing the Severance Payment under Section 6(a)(i), unless an alternative method of reduction is elected by Executive, and in any event shall be made in such a manner as to maximize the economic present value of all Payments actually made to Executive, determined by the Accounting Firm (as defined in Section 10(b) below) as of the date of the Change in Control for purposes of Section 280G of the Code using the discount rate required by Section 280G(d)(4) of the Code. For purposes of this Section 10, the “Parachute Value” of a Payment means the present value as of the date of the Change in Control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2) of the Code, as determined by the Accounting Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment. For purposes of this Section 10, Executive’s “Safe Harbor Amount” means one dollar less than three times Executive’s “base amount” within the meaning of Section 280G(b)(3) of the Code.

(b) Subject to the provisions of Section 10(c), all determinations required to be made under this Section 10, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be used in arriving at such determination, shall be made by the firm serving as independent auditors of the Company immediately prior to the Effective Date (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 10, shall be paid by the Company to Executive within five days of the receipt of the Accounting Firm’s determination. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (“Underpayment”), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 10(c) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

(c) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

(i) give the Company any information reasonably requested by the Company relating to such claim,

(ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

(iii) cooperate with the Company in good faith in order effectively to contest such claim, and

(iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section 10(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(d) If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 10(c), Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company’s complying with the requirements of Section 10(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 10(c), a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

11. Confidential Information. Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by Executive during Executive’s employment by the Company or any of its affiliated companies. After termination of Executive’s employment with the Company, Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. It is understood, however, that the obligations of this Section 11 shall not apply to the extent that the aforesaid matters (i) are disclosed in circumstances where Executive is legally required to do so or (ii) become generally known to and available for use by the public other than by acts by Executive or representatives of Executive in violation of this Agreement.

12. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the State of Tennessee by three arbitrators in accordance with the rules of the Employment Dispute Rules of the American Arbitration Association and the Federal Arbitration Act, 9 U.S.C. §1, et. seq. Judgment may be entered on the arbitrators’ award in any court having jurisdiction. Except as provided in Section 9, the Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 12.

13. Successors.

(a) This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

14. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

(b) Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

(c) Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive: the address set forth below
under Executive’s signature

If to the Company: Eastman Chemical Company
200 South Wilcox Drive
Kingsport, Tennessee 37660-5280
Attention: Chairman of the Board
Copy to: Corporate Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and the Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

(f) Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(g) Waivers. Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Executive or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(h) Status Before and After Effective Date. Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between Executive and the Company, the employment of Executive by the Company is “at will” and, subject to Section 1(a) hereof, Executive’s employment and/or this Agreement may be terminated by either Executive or the Company at any time prior to the Effective Date, in which case Executive shall have no further rights under this Agreement. From and after the Effective Date this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

(i) Indemnification. Executive shall be entitled to the benefits of the indemnity provided by the Company’s certificate of incorporation and bylaws, by agreement, or otherwise immediately prior to Effective Date, or any greater rights to indemnification thereafter provided to executive officers of the Company, and any subsequent changes to the certificate of incorporation, bylaws, agreement, or otherwise reducing the indemnity granted to such Executive shall not affect the rights granted hereunder. The Company may not reduce these indemnity benefits confirmed to Executive hereunder without the written consent of Executive.

(j) Related Agreements. To the extent that any provision of any other agreement between the Company and Executive shall limit, qualify or be inconsistent with any provision of this Agreement, then for purposes of this Agreement, while the same shall remain in force, the provisions of this Agreement shall control and such provision of such other agreement shall be deemed to have been superseded, and to be of no force and effect, as if such other agreement had been formally amended to the extent necessary to accomplish such purpose. Without limiting the foregoing, this Agreement hereby supersedes that certain Severance Agreement between Executive and the Company, in the form referenced in the Exhibit Index to the Company’s 2004 Annual Report on Form 10-K, which prior agreement is hereby terminated and of no further force or effect.

(k) Action by the Company or the Board. Whenever this Agreement calls for action to be taken by the Company, such action may be taken by the Board or by the Compensation and Management Development Committee of the Board. Whenever this Agreement calls for action to be taken by the Board, or if the Board takes action on behalf of the Company for purposes of this Agreement, such action shall be taken by a majority vote of the members of the Board, excluding Executive if Executive is then a member of the Board.

(l) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(signatures on following page)

- -

EASTMAN CHEMICAL COMPANY - EMN	December 6, 2005

IN WITNESS WHEREOF, Executive has hereunto set Executive’s hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

_____________________________
[Executive]

Address:
_________________________
_________________________

EASTMAN CHEMICAL COMPANY

By: __________________________